EXHIBIT 16.1



December 14, 2005


Securities and Exchange Commission
Washington, D.C. 20549

Dear Commissioners:

We have read Emergent Group, Inc.'s statements included under Item 4.01 of its Form 8-K dated December 14, 2005, and we agree with such statements concerning our Firm.



/s/ Singer Lewak Greenbaum & Goldstein LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP